NEWS RELEASE                                             ALLIANCE CAPITAL [LOGO]
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FOR IMMEDIATE RELEASE

                      ALLIANCE CAPITAL MANAGEMENT ANNOUNCES

                    ACQUISITION OF SANFORD C. BERNSTEIN INC.

         NEW YORK, NY, JUNE 20, 2000 - Alliance Capital Management L.P. ("Alliance Capital"), Alliance Capital Management Holding L.P. ("Alliance Holding") (NYSE: AC) and Sanford C. Bernstein Inc. ("Bernstein") announced here today they have entered into a definitive agreement whereby Alliance Capital will acquire the assets and liabilities of Bernstein for an aggregate current value of approximately $3.5 billion. The consideration will consist of approximately $1.5 billion in cash and 40.8 million newly issued limited partnership units of Alliance Capital.

         Following the acquisition Alliance Capital will have approximately $475 billion of assets under management and annual revenues of about $3.2 billion. The combined firm, which will have 4,000 employees, will manage investment assets for approximately 2,600 institutional and 15,000 private client accounts, as well as $189 billion in mutual fund assets in 5.8 million mutual fund shareholder accounts worldwide.

         "We are very pleased to be joining forces with Sanford C. Bernstein Inc.," said Bruce W. Calvert, Chief Executive Officer of Alliance Capital. "Research excellence has long been the cornerstone of efforts to provide superior performance for clients at both firms. Together, we will have one of the premier equity and fixed income investment research capabilities in the world, with 250 research analysts around the globe."

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         Mr. Calvert continued, "Alliance Capital is a recognized leader in the growth style of investing; Bernstein in the value style. By continuing to pursue each firm's distinctive style, we will be able to compete effectively for institutional investment management assignments in any of the world's major markets. Bernstein has a superb private client franchise; Alliance Capital is a leader in mutual funds. Both businesses have excellent growth prospects, which will be enhanced as we cross sell each other's investment products to these clienteles. And, Bernstein's highly regarded institutional services business will continue to be an outstanding platform for providing research to a broad cross section of institutional investors around the world."

         "Overall, we believe that the combined business will demonstrate higher and more stable earnings growth than either of us might achieve independently. Employees will have an exciting new range of career opportunities and clients will benefit from an enhanced research capability and a broader array of `best of breed' products," Mr. Calvert concluded.

         "After much success during the last 32 years as an independent organization, we are about to embark on a course that promises to open far larger opportunities for our clients and for us," said Lewis A. Sanders, Chairman and Chief Executive Officer of Bernstein. "The Alliance Capital - Bernstein partnership is not about cost reduction; there is only modest overlap. It is about bringing together two outstanding organizations with highly complementary skills. The scale and balance of the combined firms should lead to high client satisfaction and therefore faster and more predictable growth."

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POST MERGER ORGANIZATION

         Following the merger, Alliance Capital will appoint a six-member Executive Committee to manage the wide-ranging activities of the firm. The Executive Committee will be comprised of both firms' current top executives:
Bruce W. Calvert, John D. Carifa, Alfred Harrison, and Dave H. Williams - all of Alliance - and from Bernstein, Lewis A. Sanders, Chairman and Chief Executive Officer , and President, Roger Hertog.

         Bruce W. Calvert and John D. Carifa will continue to serve as Vice Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively. Lewis A. Sanders, Chairman and Chief Executive Officer of Bernstein, will serve as Vice Chairman and Chief Investment Officer, and will also continue his responsibilities for the Bernstein institutional services group. Roger Hertog, President, Bernstein will become Vice Chairman, taking oversight responsibility for the firm's institutional and private client sales and marketing organizations. Dave H. Williams will continue as Chairman of the Board and Alfred Harrison will continue in his Vice Chairman role and in overseeing the Large Capitalization Growth equity group. Kathleen A. Corbet, Executive Vice President, will assume management responsibility for the firm's fixed income activities.

         Lewis A. Sanders and Roger Hertog will be elected to The Board of Directors of Alliance Capital's general partner at the closing of the transaction.

STRUCTURE OF THE TRANSACTION

         The definitive agreement provides for the acquisition of substantially all of the assets and liabilities of Bernstein by Alliance Capital. The consideration for the acquisition will be approximately $1.5 billion in cash and
40.8 million of newly issued Alliance Capital limited

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partnership units which approximates 10-11 times estimated cash flow. AXA
Financial, Inc., a member of the worldwide AXA Group and the holder of a majority interest in Alliance Capital, has indicated its support for this transaction and has agreed to purchase newly issued Alliance Capital limited partnership units for $1.6 billion to provide Alliance Capital with the cash portion of the consideration. The consideration may be adjusted downward if a certain base level of Bernstein client revenues is not achieved at closing.

         Thirty eight million of the units issued to Bernstein pursuant to this transaction may not be sold for two years following closing, and are subject to a 20% limit on sales per year thereafter. "The transaction structure solidifies the long-term commitment that the shareholders and principals at Bernstein will have to the Alliance Bernstein combination. In addition, we can achieve our long-stated objective of providing attractive equity incentives to our staff, who will participate along with other unitholders in the growth opportunities afforded through this union," said Lewis A. Sanders.

         Alliance Capital will also establish a new three-year deferred compensation plan and will make minimum annual cash incentive compensation payments over three years to eligible Bernstein employees. Certain Bernstein employees have entered into employment agreements.

         Based on the estimated financial results of the merged organization, Operating Net Income per Unit before amortization of goodwill and Distributions per Unit from Available Cash Flow are expected to be approximately 5% accretive. Amortization of goodwill from the transaction is expected to result in dilution of approximately 10% to Net Earnings per Unit. The transaction will be accounted for under the purchase method of accounting.

         The transaction is subject to the receipt of various regulatory approvals, the maintenance of a minimum Bernstein client revenue base, the affirmative vote of Unitholders of Alliance

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Holding, and the affirmative vote of Bernstein shareholders which the parties have agreed will take place in the next 30 days. Alliance Capital has entered into voting agreements with Bernstein shareholders representing more than 80% of the outstanding common shares of Bernstein. However, in certain circumstances, Bernstein's board of directors may terminate the transaction if it receives a superior proposal from a third party and Alliance Capital declines to match that proposal. Bernstein has agreed to pay Alliance Capital a $125 million breakup fee plus expenses if it terminates the transaction in those circumstances. The transaction is expected to close in the fourth quarter 2000.

         Alliance Capital has retained The Blackstone Group and Salomon Smith Barney as financial advisors to the transaction. Bernstein has retained Merrill Lynch as financial advisor to the transaction. AXA Financial, Inc. has retained Donaldson, Lufkin & Jenrette and Goldman, Sachs & Co. as financial advisors to the transaction.

FORWARD LOOKING STATEMENTS

         Certain statements included in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform At of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

The most significant of such factors include but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital's and Bernstein's sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.

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Alliance Capital, Alliance Holding, and Bernstein caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital, Alliance Holding and Bernstein undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

ABOUT ALLIANCE CAPITAL

         Alliance Capital is a leading global investment management firm best known for its growth style of equity investing. Assets under management at March 31, 2000 totaled $394 billion. Alliance Capital manages retirement assets for many of the largest public and private employee benefit plans (including 28 of the U.S. FORTUNE 100 companies), for public employee retirement funds in 31 out of the 50 U.S. states, and for foundations, endowments, banks, an insurance companies worldwide. Alliance Capital is also one of America's largest mutual fund sponsors, with approximately 5.8 million shareholder accounts and a family of diversified fund portfolios that are distributed globally.

         Alliance Holding owns approximately 42% of Alliance Capital, the operating private partnership. AXA Financial owns interests in both Alliance Holding and Alliance Capital, amounting to an approximate 57% economic interest in Alliance Capital.

ABOUT BERNSTEIN

         Sanford C. Bernstein Inc. is the largest value-oriented manager of institutional assets in the industry, operating in foreign markets as well as the U.S., in bonds as well as stocks, and in

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emerging as well as developed markets. It also ranks among the largest managers of private portfolios, with an emphasis on investment planning for taxable assets and an array of proprietary techniques for managing taxable portfolios. Assets under management total approximately $86 billion.

         Bernstein was founded in 1967 to manage private investments, and its mission soon expanded to include institutional asset management and investment research. Its much-quoted company and industry research, embodied in the so-called Bernstein "black books," is recognized as among the most thorough and thoughtful produced anywhere.

         Bernstein, a privately owned company, employs a staff of 1,400 including some 450 investment professionals, about half of whom are shareholders or principals.

CONTACT INFORMATION:
ALLIANCE CAPITAL:

Media:            Shira Zackai (212) 969-6387
                  Peter Cullum and Newton Lamson, Donley Communications
                  (212) 751-6126.

Investors:        Anne Drennan (212) 969-6443
                  Karen Caddick (212) 969-6414

BERNSTEIN:

Media and
Investors:        Roger Hertog (212) 756-4389


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